                            SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


                           Filed by the Registrant [X]


                 Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12


                      INTERNATIONAL SHIPHOLDING CORPORATION

                (Name of Registrant as Specified in its Charter)

       ------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

            The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 23, 2003, at 2:00 p.m., New Orleans time, for the following purposes:

      (i) to elect a board of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

      (ii) to ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Corporation for the fiscal year ending December 31, 2003; and

      (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

            Only common stockholders of record at the close of business on February 28, 2003, are entitled to notice of and to vote at the annual meeting.

            All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                            R. CHRISTIAN JOHNSEN
                                                Secretary
New Orleans, Louisiana
March 13, 2003

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                             NEW ORLEANS, LOUISIANA

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------


       This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 23, 2003, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 13, 2003.

       Only holders of record of the Corporation's Common Stock at the close of business on February 28, 2003, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,082,887 shares of Common Stock, each of which is entitled to one vote.

       The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

       The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile, or e-mail; and banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                             PRINCIPAL STOCKHOLDERS

       The following persons, in addition to four directors whose ownership information is set forth under "Election of Directors," were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation) as of the date noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                                                                  Amount and
                                                                                  Nature of           Percent
                                                                                  Beneficial            of
                Name and Address                                                  Ownership            Class
                ----------------                                                  ---------            -----

     T. Rowe Price Associates, Inc. .........................................         889,662 (1)       14.63%
        100 E. Pratt Street
        Baltimore, Maryland 21202

     Franklin Resources, Inc. ...............................................         576,500 (2)        9.48%
        One Franklin Parkway
        San Mateo, California  94403

     Dimensional Fund Advisors Inc. .........................................         434,486 (3)        7.14%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401

     Donald Smith & Co., Inc. ...............................................         320,100 (4)        5.26%
        East 80 Route 4p, Suite 360
        Paramus, New Jersey  07652

(1) Based on information contained in Schedule 13G as of December 31, 2002. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 695,000 shares, representing 11.43% of the shares outstanding), for which
      T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. A total of 848,062 shares are held with sole investment power only. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) Based on information contained in a joint filing on Schedule 13G as of December 31, 2002, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 576,500 shares. FRI is the parent holding company of Franklin Advisory Services, LLC, an investment advisor. Charles B. Johnson and Rupert H. Johnson, Jr., are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

(3) Based on information contained in Schedule 13G as of December 31, 2002. Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of the securities.

(4)   Based on information contained in Schedule 13G as of December 31, 2002.

                              ELECTION OF DIRECTORS

      The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at eight and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the eight nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board.

      The following table sets forth certain information as of February 28, 2003, concerning the nominees, all of whom are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of the Common Stock of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power. Niels W. Johnsen, Erik F. Johnsen, Raymond V. O'Brien, and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen and Edwin Lupberger became directors in 1988. Edward K. Trowbridge and Erik L. Johnsen became directors in 1994.

      The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Gary L. Ferguson, Vice President and Chief Financial Officer, who beneficially owns 75,012 shares (1.22% of the class), including 75,000 shares he has the right to acquire upon the exercise of currently exercisable stock options.

      The Board recommends a vote FOR each of the nominees named below.



    Name, Age, Principal Occupation, and                 Shares of Common Stock               Percent
  Directorship in Other Public Corporations                Beneficially Owned               of Class (1)
--------------------------------------------           -------------------------            ------------

Niels W. Johnsen, 80 (2)(3) .......................           745,836 (4)                      12.26%
    Chairman of the Board of the Corporation
    One Whitehall Street
    New York, New York 10004


Erik F. Johnsen, 77 (3)(5) ........................           664,053 (6)                      10.92%
    President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana  70130


Niels M. Johnsen, 57 (3)(7) .......................           751,374 (8)                       11.96%
    Executive Vice President of the Corporation
    One Whitehall Street
    New York, New York 10004


Erik L. Johnsen, 45 (3)(9) ........................          322,699 (10)                       5.14%
    Executive Vice President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana  70130


Harold S. Grehan, Jr., 75 (11) ....................             91,018                          1.50%
    Fomerly Vice President of the Corporation

(continued on page 4)

    Name, Age, Principal Occupation, and                 Shares of Common Stock               Percent
  Directorship in Other Public Corporations                Beneficially Owned               of Class (1)
--------------------------------------------           -------------------------            ------------
(continued from page 3)

Edwin Lupberger, 66 (12) ..........................               728                           .01%
    President, Nesher Investments, LLC; formerly
    Chairman of the Board and Chief Executive Officer
    of Entergy Corporation; trustee, The Lupberger
    Foundation


Raymond V. O'Brien, Jr., 75 (13) ..................              5,936                          .10%
    Director, Emigrant Savings Bank, New York; formerly
    Chairman of the Board and Chief Executive Officer of
    Emigrant Savings Bank

Edward K. Trowbridge, 74 (14) .....................            625 (15)                         .01%

    Formerly Chairman of the Board and Chief Executive
    Officer of Atlantic Mutual Companies

All executive officers and directors as a group (9 persons)    2,432,619                       39.41%


(1) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(2) Niels W. Johnsen has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1979. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries, in 1947.

(3) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.

(4) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder, President, and a director.

(5) Erik F. Johnsen has been President, Chief Operating Officer, and a director of the Corporation since its formation in 1979. He was one of the founders of Central Gulf in 1947.

(6) Includes 8,875 shares owned by Erik F. Johnsen's wife and 133,908 shares held by the Erik F. Johnsen Limited Family Partnership of which Mr. Johnsen is General Partner. Also includes 49,812 shares owned by the Erik
      F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.

(7) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986. In 1997, he was named Executive Vice President of the Corporation and Chairman and Chief Executive Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as President. Mr. Johnsen became a director of Atlantic Mutual Companies in 2002.

(8) Includes 2,968 shares held in trust for Niels M. Johnsen's child of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, 15,750 shares held by the MAM-NWJ Foundation, Inc. of which Niels M. Johnsen is a director, 174,271 shares held in trust for Niels W. Johnsen of which Niels M. Johnsen is trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987. In 1997, he was named Executive Vice President of the Corporation and President and Chief Operating Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.

(10) Includes 9,400 shares held in trust for Erik L. Johnsen's children of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(11) Mr. Grehan has served as a director of the Corporation since its formation in 1979. He also served as Vice President of the Corporation from its formation until his retirement at the end of 1997.

(12) Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998. He became Chairperson of the Audit Committee of the Board early in January of 2003.

(13) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January of 1978 through December of 1992. He became Chairperson of the Compensation Committee of the Board early in January of 2003.

(14) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July of 1988 through November of 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988. He became Chairperson of the Nominating and Governance Committee of the Board early in January of 2003.

(15)  Shares owned jointly with wife.

      As of February 28, 2003, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children, and grandchildren (collectively, the "Johnsen Family") beneficially owned an aggregate of 2,538,738 shares or 41.74% of the Corporation's Common Stock (which includes currently exercisable options to acquire 400,000 shares), and, to the extent they act together, they may be deemed to be in control of the Corporation.

                          COMMITTEE AND BOARD MEETINGS

      The Corporation's Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the three committees is composed of the same three directors and operates under a written charter. The members of the committees are Messrs. Lupberger, O'Brien, and Trowbridge, all of whom are independent under the New York Stock Exchange listing standards.

      The Audit Committee assists the Board in monitoring the integrity of the financial statements of the Corporation; the qualifications and independence of the independent auditors; the performance of the Corporation's internal audit function and independent auditors; and the compliance by the Corporation with legal and regulatory requirements. The Audit Committee has at least one audit committee financial expert, Mr. Lupberger, who also serves as the chairperson of this committee. The Audit Committee met four times in 2002. The Audit Committee Charter, as amended in January of 2003, is included as an exhibit to this Proxy Statement.

      During 2002, the Compensation Committee's responsibility was to administer the Corporation's Stock Incentive Plan. The Compensation Committee did not meet during 2002. The Board adopted a charter for this committee in January of 2003 under which their responsibilities now include recommending director compensation policies to the Board and discharging the Board's responsibilities relating primarily to the compensation of the Corporation's Chief Executive Officer. This committee will also continue to administer the Corporation's Stock Incentive Plan. Mr. O'Brien is the chairperson of this committee.

      The Nominating and Governance Committee was formed by the Board in October of 2002 and first met in January of 2003. This committee's primary responsibilities, as defined in its charter adopted by the

Board in January of 2003, are to identify individuals qualified to become Board and Board committee members; select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders; and develop and recommend to the Board a set of corporate governance principles applicable to the Corporation. This committee does not have specific procedures to receive director nominations, but will consider those recommended by security holders. Mr. Trowbridge is the chairperson of this committee.

      The Board held five meetings during 2002. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2002. Each non-officer director receives fees of $16,000 per year plus $1,000 for each meeting of the Board or a committee thereof attended.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of International Shipholding Corporation:

      We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2002.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

      Audit Fees: Aggregate fees for professional services rendered by Ernst & Young LLP, the principal accountant, for the audit of the Corporation's financial statements for the fiscal year ended December 31, 2002, and for reviewing the financial statements included in the Corporation's Form 10-Qs were $182,000.

      Audit fees for services rendered during 2002 by Arthur Andersen LLP, who served as the Corporation's principal accountant through June 21, 2002, were $12,000.

      Financial Information Systems Design and Implementation Fees: There were no fees or costs billed to the Corporation for services rendered by Ernst & Young LLP or Arthur Andersen LLP relating to financial information systems design and implementation for the year ended December 31, 2002.

      All Other Fees: Aggregate fees and costs billed to the Corporation for services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2002, other than those discussed above, were $50,600. These included $18,000 for audit-related fees for employee benefit plan audits and $32,600 for non-audit related fees for tax compliance and consulting services. The Corporation was also billed $34,300 for services rendered by Arthur Andersen LLP for non-audit related fees for tax compliance and consulting.

      We have determined that the provision of services covered by the preceding paragraphs is compatible with maintaining the independence of Ernst & Young LLP from the Corporation.

                                Submitted by the Audit Committee:

                                         Edwin Lupberger
                                       Raymond V. O'Brien
                                      Edward K. Trowbridge

                             EXECUTIVE COMPENSATION

      Decisions on cash compensation of the Corporation's executive officers for 2002 were made by the Board. The Compensation Committee of the Board, which is made up of three independent directors, administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Beginning in January of 2003, the Compensation Committee also will discharge the Board's responsibilities relating primarily to the compensation of the Corporation's Chief Executive Officer. Set forth below is a report submitted by the Board and the Committee addressing the Corporation's executive compensation policies for 2002.

 BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Corporation's executive compensation structure for 2002 was comprised of salaries. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased. The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

      During 2002, no bonus plan was in effect, and no stock options were granted.

      Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as "performance-based" compensation and are excluded in calculating the $1 million limit on executive compensation.

       Submitted by the Board of Directors and the Compensation Committee:

                Niels W. Johnsen              Erik F. Johnsen
                Niels M. Johnsen              Erik L. Johnsen
                Harold S. Grehan, Jr.         Edwin Lupberger*
                Raymond V. O'Brien, Jr.*      Edward K. Trowbridge*

                      *Member of the Compensation Committee

                             SUMMARY OF COMPENSATION

      The following table sets forth for the fiscal years ended December 31, 2000, 2001, and 2002, the compensation paid by the Corporation with respect to the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 2002:


                           SUMMARY COMPENSATION TABLE

                                                                                             Annual
                                                                                         Compensation -             All Other
                     Name and Principal Position                          Year               Salary               Compensation
------------------------------------------------------------------  ---------------  ---------------------     ------------------
Niels W. Johnsen,                                                         2002           $   330,000              $       -
Chairman of the Board of the Corporation (1)                              2001               442,500 (2)                  -
                                                                          2000               330,000                      -

Erik F. Johnsen,                                                          2002               330,000                17,132 (3)
President of the Corporation                                              2001               442,500 (2)            17,132 (3)
                                                                          2000               330,000                17,132 (3)

Niels M. Johnsen,                                                         2002               265,000                 1,000 (4)
Executive Vice President of the Corporation                               2001               265,000                 1,000 (4)
                                                                          2000               265,000                 1,000 (4)

Erik L. Johnsen,                                                          2002               215,000                 1,000 (4)
Executive Vice President of the Corporation                               2001               215,000                 1,000 (4)
                                                                          2000               215,000                 1,000 (4)

Gary L. Ferguson,                                                         2002               160,000                 1,000 (4)
Vice President and Chief Financial Officer of the Corporation             2001               160,000                 1,000 (4)
                                                                          2000               160,000                 1,000 (4)


(1) The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. The Corporation has reserved amounts sufficient to fund this death benefit.

(2) The annual salary is $330,000; however, a one-time payment made pursuant to a commitment entered into in prior years applicable to year 2000 in the amount of $112,500 was made in January 2001.

(3) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation maintains a life insurance policy at a cost of $17,132 in 2002, 2001, and 2000.

(4) Consists of contributions made by the Corporation to its 401(k) plan on behalf of the employee.

                              STOCK INCENTIVE PLAN

      The following table presents information with respect to stock option exercises and values under the Corporation's Stock Incentive Plan for three of the executive officers named in the Summary Compensation Table. No stock option grants or repricings occurred in 2002. The two executive officers named in the Summary Compensation Table that are not listed below, Niels W. Johnsen and Erik
F. Johnsen, have never been granted options under the Stock Incentive Plan.


            AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED
               DECEMBER 31, 2002 AND FISCAL YEAR END OPTION VALUES

                                                                Number of
                                                          Securities Underlying          Value of
                           Number of                     Unexercised Options at         Unexercised
                             Shares                         December 31, 2002          In-the-Money
                            Acquired         Value            Exercisable/              Options at
         Name             on Exercise      Realized           Unexercisable          December 31, 2002
--------------------  -----------------  -------------  -------------------------  ---------------------

Niels M. Johnsen               0               0               200,000 / 0                   0

Erik L. Johnsen                0               0               200,000 / 0                   0

Gary L. Ferguson               0               0               75,000 / 0                    0

                                  PENSION PLAN

      The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as a participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                                                             YEARS OF SERVICE
                                            --------------------------------------------------
EARNINGS                                        15         20         25       30 OR MORE
--------                                    ---------  ---------  ---------- -----------------

$100,000 ..............................       20,463     27,284     34,105       40,926
$150,000 ..............................       32,838     43,784     54,730       65,676
$200,000 ..............................       45,213     60,284     75,355       90,426
$250,000 .........................            57,588     76,784     95,980      115,176
$300,000 ..............................       69,963     93,284    116,605      139,926
$350,000 ..............................       82,338    109,784    137,230      164,676

      This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 2003, the maximum annual benefit generally is $160,000 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be taken into account in calculating benefits in 2003 is $200,000. These dollar limits are subject to cost of living increases in future years.

      Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2002 with a salary of $200,000, except that Mr. Ferguson was credited with his actual salary. At December 31, 2002, such individuals had 55, 50, 32, 23, and 34 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.


                          BOARD OF DIRECTOR INTERLOCKS,
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS,
                            AND CERTAIN TRANSACTIONS

      Decisions as to the cash compensation of the executive officers of the Corporation are made by the Board. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the Compensation Committee, of another entity, one of whose executive officers served as a director of the Corporation.

      Furnished below is information regarding certain transactions in which executive officers and directors of the Corporation or members of their immediate families had an interest during 2002.

      R. Christian Johnsen, a son of Erik F. Johnsen, the President of the Corporation, serves as the Secretary of the Corporation and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, which has represented the Corporation since its inception. H. Hughes Grehan, a son of Harold S. Grehan, Jr., a director of the Corporation, serves as Assistant Secretary of the Corporation and is a partner in the same law firm. Fees paid to the firm for legal services rendered to the Corporation during 2002 were $738,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

                                PERFORMANCE GRAPH

      The following performance graph compares the performance of the Corporation's Common Stock to the S&P 500 Index and to an Industry Peer Group (which consists of OMI Corporation, Overseas Shipholding Group, Stolt Tankers, Sea Containers Limited, and Alexander and Baldwin) for the Corporation's last five fiscal years.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS*
        INTERNATIONAL SHIPHOLDING CORPORATION (ISH), S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/02)


                                  [LINE GRAPH]

                                            1997        1998        1999         2000        2001        2002
                                            ----        ----        ----         ----        ----        ----

      ISH --o--                           $100.00       $92.37      $69.84       $38.81      $40.30     $38.47
      S&P 500 --+--                       $100.00      $128.58     $155.64      $141.47     $124.66     $97.11
      Peer Group --|X|--                  $100.00       $71.01      $74.76       $93.53      $85.39     $66.26

--------

*Assumes $100 invested at the close of trading on the last trading day in 1997 in ISH common stock, the S&P 500, and the Industry Peer Group. Also assumes reinvestment of dividends.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS


      The Corporation's 2002 financial statements were audited by Ernst & Young LLP ("E&Y"). The Audit Committee of the Board has appointed E&Y as independent auditors of the Corporation for the fiscal year ending December 31, 2003, and the Board is submitting that appointment to its stockholders for ratification at the annual meeting. E&Y became the Corporation's independent auditors on June 21, 2002. On that date, the Board, upon the recommendation of its Audit Committee, decided to dismiss Arthur Andersen LLP ("Andersen") as the Corporation's independent auditors and engaged E&Y to serve as the Corporation's independent auditors for the remainder of the fiscal year 2002. Andersen's reports on the Corporation's consolidated financial statements for each of the prior two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation's two fiscal years prior to the date Andersen was dismissed and for the subsequent interim period through the date Andersen was dismissed, there were no disagreements between the Corporation and Andersen on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

      Representatives of E&Y will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish. If the stockholders do not ratify the appointment of E&Y by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the Audit Committee and the Board will reconsider the selection of independent auditors.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

                          QUORUM AND VOTING OF PROXIES

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

      All proxies in the form enclosed received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named in the "Election of Directors" section of this Proxy Statement.

      Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the appointment of the independent auditors. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

                    EFFECT OF ABSTENTION AND BROKER NON-VOTES

      Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to any other matter that is properly before the meeting, an abstention from voting on the proposal by a shareholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

                              STOCKHOLDER PROPOSALS

      Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 2004 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 12, 2003. Proxies solicited on behalf of the Board for the 2004 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2004 annual meeting if the Corporation does not, on or before January 26, 2004, receive written notice, addressed to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement, that the stockholder intends to do so.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                             R. CHRISTIAN JOHNSEN
                                                   Secretary

New Orleans, Louisiana
March 13, 2003

                                                                       EXHIBIT A

                      INTERNATIONAL SHIPHOLDING CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as

                                                                       EXHIBIT A

                      INTERNATIONAL SHIPHOLDING CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. In conjunction with the Nominating and Governance Committee, the Audit Committee shall undertake an annual evaluation of its own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's interim financial statements prior to the filing of each Form 10-Q, including the results of the independent auditor's review of the interim financial statements in accordance with generally accepted auditing standards for conducting such review (currently Statement on Auditing Standards No. 71).

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss quarterly reports from the independent auditors on:

      (a)   All critical accounting policies and practices to be used.

      (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences once the applicable rules become effective.

      (d) Consultations with the independent auditor's national office by the Company's audit team to discuss issues regarding the Company.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

                                                                       EXHIBIT A

                      INTERNATIONAL SHIPHOLDING CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Discuss with the Company's CEO and CFO their certifications contained in the Company's Forms 10-K and 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

10. Review and evaluate the lead review and lead audit partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

15. Review the appointment and replacement of the senior internal auditing executive.

16. Review the significant reports to management prepared by the internal auditing department and management's responses.

17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

18. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

                                                                       EXHIBIT A

                      INTERNATIONAL SHIPHOLDING CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


19. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

22. Discuss with the Company's outside counsel matters that may have a material impact on the financial statements of the Comapny's compliance policies.

23. Meet separately, periodically, with management, with the internal auditors, and with the independent auditors.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                        ANNUAL MEETING OF STOCKHOLDERS OF
                      INTERNATIONAL SHIPHOLDING CORPORATION

                                 APRIL 23, 2003

PLEASE DATE, SIGN AND MAIL YOUR PROXY                COMPANY NUMBER ______
CARD IN THE ENVELOPE PROVIDED AS SOON AS             ACCOUNT NUMBER ______
POSSIBLE.

               o Please Detach and Mail in the Envelope Provided o

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

                                                   NOMINEES:
[ ]  FOR ALL NOMINEES                              o Niels W. Johnsen
                                                   o Erik F. Johnsen
[ ]  WITHHOLD AUTHORITY                            o Niels M. Johnsen
     FOR ALL NOMINEES                              o Erik L. Johnsen
                                                   o Harold S. Grehan, Jr.
[ ]  FOR ALL EXCEPT                                o Edwin Lupberger
     (See instructions below)                      o Edward K. Trowbridge
                                                   o Raymond V. O'Brien, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: --

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors for the Corporation for the fiscal year ending December 31, 2003.

           FOR_____            AGAINST_____          ABSTAIN_____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder _________________________ Date:____________
Signature of Stockholder _________________________ Date:____________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

                                  FORM OF PROXY

         This Proxy is Solicited on Behalf of the Board of Directors of

                     INTERNATIONAL SHIPHOLDING CORPORATION

         The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 23, 2003, at 2:00 p.m., New Orleans time; (b) appoints Niels W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on February 28, 2003, at the annual meeting of stockholders to be held on April 23, 2003, or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)